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                                                                    EXHIBIT 12.1

                          CHEMICAL BANKING CORPORATION
                                AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          (IN MILLIONS, EXCEPT RATIOS)

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                                                                                             YEAR ENDED
EXCLUDING INTEREST ON DEPOSITS                                                           DECEMBER 31, 1993
- - - ------------------------------                                                           -----------------
Income before Income Taxes and
   Effect of Accounting Changes                                                                 $ 2,108
                                                                                                -------

Fixed charges:
   Interest expense                                                                               1,526
   One third of rents, net of income from subleases (a)                                             108
                                                                                                -------

Total fixed charges                                                                               1,634
                                                                                                -------
Less:  Equity in undistributed income of affiliates                                                 (84)
                                                                                                -------

Earnings before taxes, fixed charges, and effect of
   accounting changes, excluding capitalized interest                                           $ 3,658
                                                                                                =======

Fixed charges, as above                                                                         $ 1,634
                                                                                                =======

Preferred stock dividends                                                                           155
                                                                                                -------

Fixed charges including preferred stock dividends                                               $ 1,789
                                                                                                =======

Ratio of earnings to fixed charges and
   preferred stock dividend requirements                                                           2.04
                                                                                                =======


INCLUDING INTEREST ON DEPOSITS
- - - ------------------------------
Fixed charges including preferred stock dividends                                               $ 1,789

Add:  Interest on Deposits                                                                        2,241
                                                                                                -------

Total fixed charges including preferred stock
   dividends and interest on deposits                                                           $ 4,030
                                                                                                =======

Earnings before taxes, fixed charges, and effect
   of accounting changes excluding capitalized
   interest, as above                                                                           $ 3,658
Add:  Interest on deposits                                                                        2,241
                                                                                                -------

Total earnings before taxes, fixed charges, effect
   of accounting changes and interest on deposits                                               $ 5,899
                                                                                                =======

Ratio of earnings to fixed charges
   and preferred stock dividend requirements                                                       1.46
                                                                                                =======
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(a)   The proportion deemed representative of the interest factor.